Exhibit 21

                                   SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2004, the Company owned a majority to 100% of the following securities of the following subsidiaries and Joint Venture:

                                                                                           Charter/Joint Venture
                                                              Percentage of Voting
               Subsidiary and Joint Venture                     Securities Owned           Place           Date
               ----------------------------                     ----------------           -----           ----
Homespan Realty Co., Inc. ("Homespan")                                100.0            Wisconsin      02/12/1959
Mineral San Sebastian, S.A. de C.V.  ("Misanse")                       52.0            El Salvador    05/08/1960
Ecomm Group Inc. ("Ecomm")                                            100.0            Wisconsin      06/24/1974
San Luis Estates, Inc. ("SLE")                                        100.0            Colorado       11/09/1970
San Sebastian Gold Mines, Inc. ("Sanseb")                              82.5            Nevada         09/04/1968
Universal Developers, Inc.  ("UDI")                                   100.0            Wisconsin      09/28/1964
Commerce/Sanseb Joint Venture ("Joint Venture")                        90.0            Wisconsin      09/22/1987
                                                                                       El Salvador